Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNITNG FIRM

We consent to use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-180535 on Form S-1 of GeoVax Labs, Inc. of our report dated March 20, 2015, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Porter Keadle Moore, LLC

Atlanta, Georgia

March 20, 2015